SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                      Form 8-K

                                  CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) July 19, 2006



                            KENNETH COLE PRODUCTIONS, INC.
               (Exact name of registrant as specified in its charter)

                            Commission File Number 1-13082


        New York                                          13-3131650
(State or other jurisdiction of                       I.R.S. Employer
incorporation or organization)                        Identification Number)

                        603 West 50th Street, New York, NY 10019
                       (Address of principal executive offices)

        Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

Effective July 19, 2006, Mr. Philip B. Miller resigned from the Board of Directors of Kenneth Cole Productions, Inc. (the "Company") due to increasing workload demands, including those resulting from his recent appointment as interim Chief Executive Officer of St. John. He also confirmed that his resignation was not the result of any disagreement with the Company's management team or its Board of Directors. Mr. Miller served on the Board's corporate governance/nominating committee and its compensation committee. These committee vacancies will be filled through the appointment of other current independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                                    Kenneth Cole Productions, Inc.
                                    Registrant


Dated: July 21, 2006                By:  /s/ DAVID P. EDELMAN
                                    Name:    David P. Edelman
                                    Title:   Chief Financial Officer


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